Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.01 per share, of Coinmach Service Corp. and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

GTCR CAPITAL PARTNERS, L.P.

By: GTCR Mezzanine Partners, L.P.
Its: General Partner

By: GTCR Partners VI, L.P.
Its: General Partner

By: GTCR Golder Rauner, L.L.C.
Its: General Partner

By:	/s/ Steven S. Hall
Name: Steven S. Hall
Its: Authorized Signatory pursuant to a power of attorney filed as Exhibit 99.1 to the Form 4 filed on February 10, 2006

GTCR MEZZANINE PARTNERS, L.P.

By: GTCR Partners VI, L.P.
Its: General Partner

By: GTCR Golder Rauner, L.L.C.
Its: General Partner

By:	/s/ Steven S. Hall
Name: Steven S. Hall
Its: Authorized Signatory pursuant to a power of attorney filed as Exhibit 99.1 to the Form 4 filed on February 10, 2006

GTCR PARTNERS VI, L.P.

By: GTCR Golder Rauner, L.L.C.
Its: General Partner

By:	/s/ Steven S. Hall
Name: Steven S. Hall
Its: Authorized Signatory pursuant to a power of attorney filed as Exhibit 99.1 to the Form 4 filed on February 10, 2006

GTCR GOLDER RAUNER, L.L.C.

By:	/s/ Steven S. Hall
Name: Steven S. Hall
Its: Authorized Signatory pursuant to a power of attorney filed as Exhibit 99.1 to the Form 4 filed on February 10, 2006